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                                                                    EXHIBIT 10.3
                                                                    ------------





                    SPECIALIZED SMALL BUSINESS INVESTMENT COMPANY
                       3% PREFERRED STOCK REPURCHASE AGREEMENT


                                       BETWEEN


             Capital Dimensions Venture Fund, Inc. (the "SSBIC"), BUYER,



                                         and



                 U.S. Small Business Administration, ("SBA"), SELLER










                                                            Dated March 31, 1993


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                                  TABLE OF CONTENTS


    Article 1      Definitions . . . . . . . . . . . . . . . . . . .

    Article 2      Repurchase and Sale of Shares . . . . . . . . . .

    Article 3      Preferential Liquidating Interest . . . . . . . .

    Article 4      Conditions Precedent. . . . . . . . . . . . . . .

    Article 5      Covenants, Representations and Warranties
                   of the SSBIC. . . . . . . . . . . . . . . . . . .

    Article 6      Expenses. . . . . . . . . . . . . . . . . . . . .

    Article 7      Events of Default and Remedies. . . . . . . . . .

    Article 8      Termination . . . . . . . . . . . . . . . . . . .

    Article 9      Miscellaneous . . . . . . . . . . . . . . . . . .

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                                          3

                    SPECIALIZED SMALL BUSINESS INVESTMENT COMPANY
                       3% PREFERRED STOCK REPURCHASE AGREEMENT

This Repurchase Agreement ("Agreement") , dated March 31, 1993, by and between Capital Dimensions Venture Fund, Inc. (the "SSBIC"), a small business investment company licensed under Section 301(d) of the Small Business Investment Act of 1958, as amended (15 U.S.C. Sections 661 ET. SEQ.) (the "Act"), having an office at Two Appletree Square, Suite 335, Bloomington, MN 55425-1637 and the U.S. Small Business Administration ("SBA"), an agency of the United States and its successors and assigns, having an office at 409 Third Street, S.W., Washington, D.C. 20416.

                                 W I T N E S S E T H:

WHEREAS, pursuant to Public Law 101-162 (November 21, 1989), SBA is authorized to allow the issuer of any 3% preferred stock sold to SBA to redeem or repurchase such stock upon the payment to SBA of an amount less than the par value of the stock;

WHEREAS, SBA is the owner of 20,000 shares of $500.00 par value per share three percent (3%) preferred stock (the "Preferred Stock"), of which the SSBIC is the issuer, of which 20,000 shares (the "Shares") are being repurchased by the SSBIC from SBA pursuant to this Agreement;

WHEREAS, the SSBIC has completed an "Application for Repurchase of 3% Preferred Stock held by the Small Business Administration pursuant to Public Law 101-162, November 21, 1989," dated August 25, 1992 (the "Application"), which is hereby incorporated herein by reference, pursuant to which the SSBIC has applied to SBA for the repurchase of the Shares; and


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                                          4

WHEREAS, the SSBIC desires to repurchase from SBA, and SBA desires to sell to the SSBIC, the Shares upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the value received and the covenants contained herein, the parties hereto hereby represent and agree as follows:


    ARTICLE 1.     DEFINITIONS

For the purposes of the Repurchase Documents (as defined below), the following terms shall have the meanings assigned to them in this Article 1; all other capitalized terms shall have the meanings assigned to them in Part 107 of Title 13 of the Code of Federal Regulations:
"APPLICATION" shall mean the Application dated August 25, 1992 for the Repurchase of 3% Preferred Stock Held By the U.S. Small Business Administration Pursuant to Public Law 101-162, November 21, 1989.

"ASSETS" shall mean all of the SSBIC's real or personal property (tangible or intangible) of whatever nature and wherever located, whether now owned or hereafter acquired, including but not limited to, all fixed assets, fixtures, cash, inventory, notes receivable, accounts receivable, contract rights, choses in action, causes of action, instruments, documents, electronic business records, licenses, warranties, rights to indemnification, leasehold and subleasehold interests in real or personal property, security interests held by or granted to the SSBIC, tax refunds, tax refund claims, partnership and joint venture interests, goodwill, general intangibles, all securities including common stock, preferred stock, stock options, warrants, rights to purchase securities,


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                                          5

and debentures, and all rights to payment of money, together with all additions and accessions thereto, all replacements and substitutions thereof, all proceeds thereof, and all assets created therefrom.

"COLLATERAL" shall have the meaning set forth in the Security Agreement as defined below.

"CORPORATE OFFICIAL" shall mean those officer(s) of the corporation authorized in the name and on the behalf of the SSBIC to prepare, file, and execute all documentation and instruments required by SBA in connection with the Application.

"DISCOUNT" shall mean the amount by which the aggregate par value of the 3% preferred stock being repurchased exceeds the Purchase Price.

"ESCROW AGENT" shall mean Legal and Security Services, Inc., or any successor thereto, as agent of SBA, which agency is created pursuant to the Escrow Agreement.

"ESCROW AGREEMENT" shall mean the Escrow Agreement, dated the date hereof, among SBA, the SSBIC and the Escrow Agent, in the form set forth in Exhibit 1 hereto.

"INDEBTEDNESS" shall mean (a) all indebtedness for borrowed money, and (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, other than indebtedness held or guaranteed by SBA.

"LIQUIDATING INTEREST" shall mean a preferential limited ownership interest in the Restricted Contributed Capital surplus account granted to SBA by the SSBIC as of the date of this Agreement. The initial value of the Liquidating Interest shall equal the amount of the Discount.

"NOTE" shall have the meaning set forth in Section 2.2 hereof.

"PURCHASE PRICE" shall have the meaning set forth in Section 2.2 hereof.

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                                          6

"REPURCHASE DOCUMENTS" shall mean this Agreement, the Note, the Security Agreement, the Application, the Escrow Agreement, and any and all ancillary documents and statements executed, delivered or filed in connection therewith, as they may be amended from time to time.

"RESTRICTED CONTRIBUTED CAPITAL SURPLUS" shall have the meaning set forth in
Section 3.1 hereof.

"SBA REGULATIONS" shall mean Title 13 of the Code of Federal Regulations Part 107, as amended.

"SECURITY AGREEMENT" shall mean the Security Agreement, dated of even date herewith, by the SSBIC in favor of SBA, in the form set forth in Exhibit 2 hereto.

"SHARES" shall mean the aggregate number of shares of 3% preferred stock being repurchased, as set forth in the recitals hereto.


    ARTICLE 2.     REPURCHASE AND SALE OF SHARES

    2.1 REPURCHASE AND SALE. On the terms and subject to the conditions hereinafter set forth, the SSBIC hereby agrees to repurchase from SBA, and SBA agrees to sell, convey, transfer and assign to the SSBIC the Shares, including the right to any unpaid dividends accrued thereon.

    2.2 PRICE TO BE PAID. The purchase price to be paid by the SSBIC to SBA for the Shares is $178.5789 per share, or $3,571,578 (the "Purchase Price"), to be paid as follows: $3,571,578 by promissory note of the SSBIC payable to SBA, in the form set forth in Exhibit 3 hereto (the "Note").

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                                          7

    ARTICLE 3.     PREFERENTIAL LIQUIDATING INTEREST AND SECURITY INTEREST



    3.1 GRANT OF LIQUIDATING INTEREST. In consideration for the approval and sale of the Shares at the Purchase Price,

         (a) the SSBIC has established a new capital account designated RESTRICTED CONTRIBUTED CAPITAL SURPLUS which, pursuant to Section
              5.17 hereof, the SSBIC agrees to credit in an amount equal to the Discount, and

         (b) the SSBIC hereby grants to SBA the Liquidating Interest in the Restricted Contributed Capital Surplus Account.

         The initial value of the Liquidating Interest shall be equal to the amount of the Discount and shall decline on a straight-line basis at the end of each quarter by an amount equal to 1/28th (3.571426%) of its original amount. In the event the Note is paid in full subsequent to the date sixty (60) months from the date of this Agreement, the Liquidating Interest shall be extinguished. In the event the Note is paid in full prior to sixty (60) months from the date of this Agreement, then the balance of the Liquidating Interest as of such date shall thereafter decline at the end of each month by an amount equal to the remaining amount of the Liquidating Interest divided by the difference between sixty (60) months and the number of months expired since the date of this Agreement. Upon written notification by SBA of the occurrence of any Event of Default (as hereinafter defined), the value of the Liquidating Interest shall become fixed at the level immediately preceding the Event of Default and shall not decline further until such time as the default is

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                                          8

         cured or waived. Subsequent to the cure or waiver of the default, the Liquidating Interest shall continue to decline at the rate set forth in this Section 3.1.

    3.2 EXPIRATION OF THE LIQUIDATING INTEREST. The Liquidating Interest shall expire on the latest to occur of (i) the date sixty (60) months from the date of this Agreement, (ii) the date that the Note shall be paid and satisfied in full, or (iii) if an Event of Default has occurred and such default has been cured or waived, such later date on which the Liquidating Interest is fully amortized.

    3.3 EFFECT OF LIQUIDATION. The SSBIC agrees that if, prior to the expiration of the Liquidating Interest as set forth above, its Board of Directors or its shareholders authorizes the liquidation of the SSBIC, or a judicial order is issued directing the voluntary or involuntary liquidation of the SSBIC, or SBA initiates receivership or liquidation proceedings, any assets which are available after the payment or the provision for the payment of all debts of the SSBIC shall be distributed first to SBA, until the fair market value of such assets is equal to the amount of the Liquidating Interest or all remaining assets have been distributed to SBA.

    3.4 SECURITY INTEREST. The SSBIC will grant SBA a security interest in the Collateral. The nature and terms of this security interest are contained in the Security Agreement of even date herewith. With respect to any securities which are now or hereafter become publicly traded, the SSBIC will allow SBA to perfect such security interest by conveying all such securities to the Escrow Agent in accordance with the Escrow Agreement, also of even date herewith.

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    ARTICLE 4.     CONDITIONS PRECEDENT

    The agreement of SBA to sell the Shares to the SSBIC on the terms set forth herein is subject to the satisfaction of the following conditions precedent:

    4.1 EXECUTION OF THIS AGREEMENT. SBA shall have received one or more originals of this Agreement, executed and delivered by the Corporate Official of the SSBIC.

    4.2 NOTE. SBA shall have received the Note, conforming to the requirements hereof and executed and delivered by the Corporate Official of the SSBIC.

    4.3 CORPORATE PROCEEDINGS. SBA shall have received a copy of the resolutions, in form and substance satisfactory to SBA, of the Board of Directors of the SSBIC authorizing:

         (i)       the execution, delivery and performance of the Repurchase
                   Documents,

         (ii)      the grant of the Liquidating Interest to SBA; and

         (iii) the grant of a security interest in the Collateral pursuant to the Security Agreement.

         in each case certified by the Secretary of the SSBIC as of the date hereof, with such certificate stating that the resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate.

    4.4 CHARTER AMENDMENT AND NEW CAPITAL ACCOUNT. SBA shall have received evidence satisfactory to it that the SSBIC has amended its charter or Articles of Incorporation to provide for the Liquidating Interest and has established the Restricted Contributed Capital Surplus Account in its system of accounts.

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                                          10

    4.5 REVISED CAPITAL ACCOUNTS. SBA shall have received revised financial statements on SBA Form 468 which reflect adjustments to the SSBIC's capital accounts as required by Section 5.18 of this Agreement.

    4.6 SECURITY AGREEMENT. SBA shall have received the Security Agreement, conforming to the requirements hereof and duly executed and delivered by the SSBIC.

    4.7 SECURITIES AND NEGOTIABLE INSTRUMENTS. SBA, or the Escrow Agent, shall have received the securities and instruments in which SBA is perfecting a security interest under the Security Agreement, accompanied by an undated blank stock power or assignment for each such item as is appropriate for such item, duly executed with the signature guaranteed and delivered by the Corporate Official of the SSBIC.

    4.8 PERFECTION OF SBA SECURITY INTEREST. SBA shall have received evidence satisfactory to it that the SSBIC has signed all documentation, taken all actions, made all arrangements, and paid all fees necessary to perfect the security interest granted by the Security Agreement.

    4.9 OPINION OF COUNSEL. SBA shall have received an opinion of counsel, in the form attached hereto as Exhibit 4, from independent counsel satisfactory to SBA.

    4.10 ESCROW AGREEMENT.. SBA shall have received the Escrow Agreement, conforming to the requirements hereof and duly executed and delivered by the SSBIC and the Escrow Agent.

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    4.11 ADDITIONAL MATTERS.  All proceedings and all documents, instruments and other legal matters in connection with the repurchase and sale contemplated herein shall be satisfactory in form and substance to SBA.


    ARTICLE 5.     COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SSBIC


    In order to induce SBA to enter into this Agreement and to allow the SSBIC to repurchase its 3% preferred stock at the Purchase Price, the SSBIC hereby represents and warrants to and agrees with SBA that:

    5.1 ORGANIZATION AND GOOD STANDING. The SSBIC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The SSBIC is duly licensed as a small business investment company under Section 301(d) of the Act.

    5.2 AUTHORITY. The SSBIC has the power, authority and legal right to execute, deliver and perform the Repurchase Documents and the SSBIC has taken all necessary action to authorize the execution, delivery and performance of the Repurchase Documents. No consent of any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of the Repurchase Documents by or against the SSBIC. The Repurchase Documents have been executed and delivered by the Corporate Official of the SSBIC and the Repurchase Documents constitute the legal, valid and binding obligations of the SSBIC enforceable against the SSBIC in accordance with their respective terms

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                                          12

         except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

    5.3 NO VIOLATIONS. The SSBIC is not in violation of its charter or by-laws, or its small business investment company license, or any material provision of the Act or the SBA Regulations except as previously disclosed to SBA in writing. The execution, delivery and performance of the Repurchase Documents will not violate any provision of any existing law and will not result in any violation of the charter or by-laws of the SSBIC and will not constitute a default under or a violation of any agreement to which the SSBIC is a party, and will not result in the imposition of any lien (other than under the Security Agreement) on any of the SSBIC's assets.

    5.4 MANAGEMENT AND OWNERSHIP. There has been no change in the officers, directors, beneficial owners of 10 percent or more of the securities of SSBIC, or the control (as defined in SBA Regulations) of the SSBIC, since the issuance of its small business investment company license, except as indicated by post-licensing amendment(s) heretofore filed with and approved by SBA. The SSBIC will not change any of its officers, directors, managers or investment advisers, and will not allow any change in the beneficial owners of 10 percent or more of its securities, without the prior written approval of SBA granted subsequent to the date hereof.

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                                          13

    5.5 INVESTMENT POLICY, OPERATIONS AND CAPITAL. There has been no change in the investment policy or operations, and no decrease in the capital, of the SSBIC since the issuance of its small business investment company license, except as indicated by post-licensing amendment(s) and financial reports heretofore filed with and approved by SBA. The SSBIC will not change its investment policy or operations and will not decrease capital without the prior written approval of SBA granted subsequent to the date hereto.

    5.6 PROCEEDS FROM INELIGIBLE INVESTMENTS. The SSBIC agrees to liquidate its holdings of publicly traded ineligible investments (as defined in Section 5.19 hereof) within two years of the date of this Agreement. With respect to non-publicly traded ineligible investments, the SSBIC will submit a plan within 3 months of the date hereof, acceptable to SBA, for the orderly liquidation of these investments. Upon the sale of any ineligible investment, the SSBIC shall, at its option, use the proceeds for any of the following four purposes:

         (i)       for investment in eligible small concerns,

         (ii) to prepay principal installments of the Note, in inverse order of maturity,

         (iii) to pay operating expenses of the SSBIC incurred in the normal course of business, or

         (iv)      to be held in an escrow account for the benefit of SBA.

    5.7 MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of the SSBIC since the filing of its last fiscal year-end audited

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                                          14

         Financial Report (SBA Form 468), dated December 31, 1991 (the "Audited Financial Report"), except as indicated by the unaudited interim Financial Report, dated June 30, 1992 filed with the Application (the "Application Financial Report").

    5.8 FINANCIAL CONDITION. The Audited Financial Report and the Application Financial Report present fairly the financial condition of the SSBIC as of their respective dates, and were prepared in accordance with SBA Regulations. The SSBIC has no contingent assets in the form of claims or contingent liabilities not provided for or disclosed in the Audited Financial Report or the Application Financial Report.

    5.9 NO LITIGATION. There is no claim, action, suit or proceeding pending or, to the knowledge of the SSBIC, threatened against or relating to the SSBIC or any of its affiliates before any court or governmental authority (including without limitation any proceeding or action for the assessment or collection of additional taxes) which might have a material adverse effect on the business, assets or financial condition of the SSBIC.

    5.10 NO LIENS, ETC. The SSBIC has good and marketable title to all its Assets, subject to no liens except the lien created under the Security Agreement and other liens as set forth in Schedule I hereto. The SSBIC has not contracted with any person or entity the result of which is the attachment or perfection of any security interest in any of the SSBIC's Assets or contingent claims, nor has the SSBIC pledged,

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                                          15

         hypothecated, or assigned any of its Assets or contingent claims, except as reported in the Application.

    5.11 INSIDER FINANCING. The SSBIC has no outstanding loans, investments in, or advances to or from any officer, director, stockholder, or other Associate (as defined in 13 CFR Section 107.3) of the SSBIC rot heretofore disclosed to SBA and, if required, approved in writing by SBA; nor has the SSBIC made or received any loan, investment, or advance to or from any of its Associates or, knowingly, to or from any Associate of another licensed specialized or regular small business investment company, without disclosure to SBA or, if required, SBA's prior written approval.

    5.12 NO REDEMPTION. Notwithstanding the provisions of Section 107.802 of SBA Regulations, as long as this Agreement is in effect, the SSBIC will not purchase, redeem, retire or otherwise acquire directly or indirectly any shareholder's interest in the SSBIC now or hereafter outstanding, or set aside any sum for such purpose, without the prior written consent of SBA granted subsequent to the date hereof.

    5.13 NO DISPOSITION OF ASSETS. Without the prior written consent of SBA granted subsequent to the date hereof, the SSBIC will not, other than in the ordinary course of business, sell, contract to sell, lease, assign, mortgage, dispose of or otherwise transfer any of its Assets, or any part thereof or interest therein, whether now owned or hereafter acquired, either permanently, temporarily, finally or contingently. The SSBIC will notify SBA of each proposed disposal of an asset in

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                                          16

         which SBA has a security interest except those disposed of in the ordinary course of business.

    5.14 INDEBTEDNESS. As long as this Agreement is in effect, the SSBIC will not, without the prior written consent of SBA granted subsequent to the date hereof, create, incur, assume or suffer to exist any Indebtedness, except for:

         (a)  Indebtedness in respect of the Note; and

         (b) Indebtedness existing on the date hereof set forth on Schedule II hereof, and any Indebtedness resulting from the refinancing of any such Indebtedness, PROVIDED that the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness) does not exceed the principal amount of the Indebtedness refinanced thereby.

    5.15 NO SUBSIDIZED FUNDS. No portion of the Purchase Price, including any and all payments made under the Note, shall be derived, either directly or indirectly, from the issuance of preferred stock to SBA or from funds acquired or borrowed from SBA after November 21, 1989. Payments made within 90 days of such issuance of preferred stock or receipt of subsidized funds shall be presumed to have been derived therefrom. It is explicitly recognized by SBA and the SSBIC that the refinancing of $3,000,000 of the SSBIC's Debentures by way of the purchase by SBA of $3,000,000 of 4% Preferred Stock will not be deemed to be funds

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                                          17

         acquired or borrowed from SBA with respect to the conditions and limitations of this paragraph.

    5.16 CANCELLATION OF STOCK. The SSBIC will take any and all action necessary to cancel the Shares immediately upon the repurchase and receipt thereof from SBA.

    5.17 RESTRICTED CONTRIBUTED CAPITAL SURPLUS ACCOUNT. The SSBIC hereby agrees that the Restricted Contributed Capital Surplus Account will be used solely for the purpose of recording the Discount on the accounts of the SSBIC. The SSBIC further agrees that, within 30 days of the consummation of the purchase of the Shares, the appropriate series of accounting entries will be made, in accordance with generally accepted accounting principles, to reflect the purchase transaction and to credit the Restricted Contributed Capital Surplus Account in a dollar amount equal to the Discount.

    5.18 REGULATORY TREATMENT. Notwithstanding anything contained in SBA Regulations to the contrary, the balance in the Restricted Contributed Capital Surplus Account shall:

         (a) be included in the definition of Private Capital set forth in 13 CFR 107.3, DEFINITIONS,

              (i) for the purpose of calculating the OVERLINE LIMITATION pursuant to 13 CFR 107.303; and

              (ii) for the purpose of calculating CAPITAL IMPAIRMENT pursuant to SBA Regulations;

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                                          18

         (b) not be included in the definition of Private Capital set forth in 13 CFR 107.3, DEFINITIONS,

              (i) for the purpose of reaching the MINIMUM CAPITAL requirement pursuant o 13 CFR 107.101(d);

              (ii) as the base for calculating leverage eligibility pursuant to
                   SBA Regulations; and

              (iii)for any other purpose not set forth above;

         and

         (c) not be considered assets, income or gain for any purpose whatsoever, including the determination of compensation for any officer or employee of the SSBIC; and

         (d)  not be used for any other purpose not set forth above.

    5.19 ADJUSTED REGULATORY CAPITAL. Contemporaneously with the adjustments required in Section 5.17, the SSBIC will restate its capital accounts as follows (all capitalized terms used in this Section 5.19 refer to line items on SBA Form 468 and the conventions and requirements with respect thereto):

         (a) Any Unrealized Depreciation will be eliminated by writing down the value of securities which have unrealized depreciation. Valuations shall be as of March 31, 1993 in the case of publicly traded and marketable securities, and December 31, 1992 in the case of all other securities. The effect of

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                                          19

              this will be to increase the cumulative Net Realized Loss through the date of the adjustment.

         (b) Unrealized Appreciation will be eliminated by writing up the value of securities to which the appreciation pertains, but only for publicly traded and marketable securities. Valuations shall be as of March 31, 1993. Where appropriate, values shall be reduced for lack of liquidity, restrictions on sale, and other conditions which would limit the ability to realize the current market price.

         (c) Following the adjustments in (a) and (b) above, the SSBIC will eliminate the Undistributed Realized Deficit by simultaneously reducing Paid-In Surplus.

         (d) In addition, the SSBIC acknowledges that it has held and, as of the date of this Agreement, continues to hold investments which do not qualify as eligible investments for an SSBIC ("ineligible investments"). A list of all such investments is set forth on
              Schedule III hereto. In the determination of Private Capital for leverage purposes, the SSBIC's capital accounts have been and will continue to be reduced by the cost basis of these ineligible investments. Conversion of ineligible investments into cash will result in a dollar for dollar increase in Private Capital for all SBIC program purposes, including leverage.

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                                          20

         (e) Paid-In Capital Stock and Surplus, as revised pursuant to Paragraph (c) of this Section 5.19 and as set forth on Schedule IV hereto, shall be the amount of the SSBIC'S Private Capital for all purposes, including leverage eligibility and regulatory compliance; PROVIDED, HOWEVER, that any adjustments required by this Section 5.19 shall not give rise to an Event of Default for failure to maintain minimum regulatory capital or for violation of the OVERLINE LIMITATION pursuant to 13 CFR 107.303.

         (f) All adjustments required by Section 5.19 will be reflected in the financial statements immediately following the completion of the repurchase transaction, and will form the basis of continuing financial reporting to SBA. These adjustments will also be subject to subsequent annual external audit for SBA purposes and examination by the Office of SBIC Examinations.

    5.20 ADDITIONAL PRIVATE CAPITAL. The SSBIC is currently exploring the feasibility of issuing additional equity securities. In keeping with one of the stated purposes of the repurchase program, the SSBIC will use its best efforts to increase its Private Capital by $10,000,000 during the next five years.

    5.21 LEVERAGE.

         (a) The outstanding principal amount of the Note shall be included in the aggregate amount of debentures outstanding for purposes of determining the amount of leverage (as defined in 13 CFR 107.3) available to the

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                                          21

              SSBIC. The balance in the Restricted Contributed Capital Surplus Account shall not be considered leverage outstanding for purposes of SBA Regulations.

         (b) Contemporaneously with the consummation of this repurchase transaction, SBA will refinance $3,000,000 of the SSBIC's debentures currently on demand via the purchase by SBA of $3,000,000 par value of the SSBIC's 4% Preferred Stock.
              Following the conversion of the $3 million of demand debentures and the execution and delivery of the Note, the SSBIC will be ineligible for additional leverage until the SSBIC increases its Private Capital by $3,600,000. For this purpose, Private Capital can be increased by any one or combination of the following: (i) the sale of new shares of common stock for cash, (ii) capitalization of retained earnings available for capitalization in accordance with SBA accounting guidelines, or (iii) conversion of ineligible investments into cash. The SSBIC will be prohibited from paying or accruing dividends or other similar distributions to non-SBA stockholders until Private Capital has been increased by $3,600,000.

    5.22 MISREPRESENTATION. None of the Repurchase Documents, or any statement, financial statement, or certification furnished to SBA by or on behalf of the SSBIC in connection therewith, contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading or, insofar as the SSBIC can now foresee, may in the future materially adversely affect the Collateral or the financial condition of the SSBIC. All statements, representations and warranties made in this Agreement and the other Repurchase Documents are true and complete and are made for the purpose of inducing SBA to enter into this Agreement and the other Repurchase Documents and consummate the transactions contemplated hereunder and thereunder, and are made with the full knowledge of the provisions of 15 U.S.C. 645, 15 U.S.C. 1001, and 18 U.S.C. 1006, which provide certain criminal penalties for making false statements or representations.


    ARTICLE 6.     EXPENSES

    The SSBIC agrees to pay all fees of the Escrow Agent and all reasonable expenses incurred by the SSBIC and SBA which are directly related to the negotiation and preparation of this Agreement and the other Repurchase Documents or to the consummation of the transactions provided for herein and therein. Such expenses include but are not limited to legal fees, accounting fees, consultant fees, filing and documentary fees, administrative fees, and any user fee SBA may deem appropriate to recover the costs and provide for the administration of the transactions contemplated herein and in the other Repurchase Documents. SBA represents that the $5,000 paid in conjunction with the Repurchase Application and related transactions will cover the SBA expenses incurred with respect to this transaction.

    ARTICLE 7.     EVENTS OF DEFAULT AND REMEDIES

    7.1 EVENTS OF DEFAULT. The occurrence of one or more of the events listed below ("Events of Default") shall constitute an Event of Default:

         (a) PAYMENT. The SSBIC shall fail to pay any principal of, or interest on, the Note within five days of the date on which any payment of principal or interest is due; or fail to pay any of the expenses referred to in Article 6 hereof within 15 days of their due date; or

         (b) COVENANTS AND AGREEMENTS. The SSBIC shall default in the observance or performance of any covenant or agreement contained in this Agreement or the other Repurchase Documents and such default shall be material and shall continue un-remedied for a period of 30 days after the SSBIC knew or should have known of its existence, or such longer period as may be agreed to by SBA; or

         (c) REPRESENTATIONS AND WARRANTIES. The SSBIC shall have knowingly made a false or materially incorrect representation or warranty in any of the Repurchase Documents on or as of the date when made or deemed to have been made, or any of the Repurchase Documents shall prove to have been incomplete, incorrect, false or misleading in any material respect on or as of the date thereof; or

         (d) SECURITY AGREEMENT EFFECTIVENESS. On or after the date of execution and delivery thereof, if for any reason (other than any act on the part of the

              Escrow Agent or SBA and other than by mutual agreement between the SSBIC, the Escrow Agent and SBA) the Security Agreement ceases to be in full force and effect, or any of the security interests intended to be created by the Security Agreement ceases to be or is not a valid security interest having the priority contemplated thereby, or any of the perfected security interests intended to be created by the Security Agreement and the Escrow Agreement ceases to be or is not a perfected security interest having the priority contemplated thereby; or

         (e)  BANKRUPTCY OR REORGANIZATION.

              (i) The SSBIC shall commence any case, proceeding or other action:

                   (a) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or

                   (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the SSBIC shall make a general assignment for the benefit of creditors,

              (ii) there shall be commenced against the SSBIC any case,
                   proceeding or other action of a nature referred to in clause
                   (i) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for a period of 90 days,

              (iii)there shall be commenced against the SSBIC any case,
                   proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its Assets which results in the entry of an order for such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof,

              (iv) the SSBIC shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescent in, any of the acts set forth in this Section 7.1, or

              (v) the SSBIC shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (f) PRESERVATION OF SBA LIQUIDATING INTEREST. The SSBIC or any of its Associates, without SBA's prior written approval granted subsequent to the date hereof, enters into any transaction, or permits any transaction the financial, legal, or economic effect of which creates a significant deterioration in the value of SBA s Liquidating Interest prior to the expiration date thereof as set forth in this Agreement; or

         (g) ENCUMBRANCE OR RESTRICTION ON ASSETS. The SSBIC or any of its Associates, without SBA's prior written approval granted subsequent to the date hereof, creates, incurs, assumes or suffers to exist any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, deposit arrangement, set-off right, purchase option, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever upon any of the SSBIC's property or Assets, whether now owned or hereafter acquired, except for:

              (i) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the SSBIC in accordance with generally accepted accounting principles; and

              (ii) liens in favor of SBA; or

         (h) DIVIDENDS, DISTRIBUTIONS, BENEFITS, PAYMENTS. Until the SSBIC has complied with Section 5.21(b) hereof, the SSBIC, without the prior written consent of SBA granted subsequent to the date hereof, declares, grants, contracts for, or pays any benefit, dividend or distribution in cash or in kind (including any stock dividend or transfer to surplus or retained earnings) to or for the benefit of any of its Associates, directly or indirectly; or makes any payment, whether due or in advance of any due date, on any obligation or debt due to any Associate (except for payments to the SSBIC's parent company or the SSBIC's directors in the ordinary course of business), or to any other regular or specialized small business investment company or any Associate thereof; or

         (i) REMUNERATION, FEES, SALARIES, BENEFITS, EMOLUMENTS. The SSBIC, without SBA's prior written approval granted subsequent to the date hereof, increases the remuneration, fees salaries, benefits or emoluments of any Associate; or

         (j) JUDGMENTS AND DECREES. One or more judgments or decrees shall be entered against the SSBIC involving in the aggregate a liability (not paid or not fully covered by insurance as to which the insurer has not disclaimed liability) of $500,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

         (k) VIOLATION OF GOVERNMENT REGULATIONS; CROSS-DEFAULT. The SSBIC violates, knowingly or intentionally, any of the provisions of the Act or SBA Regulations; or violates any provision of any agreement with SBA; or is in default on any obligation to SBA including the provisions of any Debenture or Preferred Stock issued to SBA in connection with leverage (as defined in 13 CFR 107.3).

    7.2 REMEDIES. Upon the occurrence of any Event of Default, SBA, directly or through its duly appointed representative, shall be entitled to any and all remedies available to it under the Repurchase Documents, the Act, SBA Regulations, other applicable law and regulation and any other agreement or instrument arising out of the repurchase of the Shares, including but not limited to, declaring the Note to be immediately due and payable, whereupon all unpaid principal of and interest on the Note and other amounts declared or that automatically become due and payable shall be and become immediately due and payable without presentment, demand, protest or notice of any kind.


    ARTICLE 8.     TERMINATION

         This Agreement shall be in all respects a continuing agreement and shall remain in full force and affect until such time as the Note and all other obligations under this Agreement and the other Repurchase Documents shall be paid and satisfied in full and the Liquidating Interest shall have expired.


    ARTICLE 9.     MISCELLANEOUS

    9.1 NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing, and shall be deemed to have been duly given or made when delivered by hand or when deposited in the mail, certified mail, return receipt requested, postage or delivery prepaid, to the address appearing on the first page hereof or to such other address as may be hereafter designated by any of the parties hereto.

    9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith, including without limitation, the other Repurchase Documents and the Application, shall survive the execution and delivery of this Agreement.

    9.3 NO WAIVER. SBA shall not by any act, delay, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. The rights and remedies herein provided are not exclusive of any rights or remedies provided by law.

    9.4 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    9.5 PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

    9.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and each such counterpart shall be deemed to be an original, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

    9.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the SSBIC and SBA and their respective successors and assigns, except that the SSBIC may not assign or transfer any of its respective rights or obligations under this Agreement without the prior written consent of SBA.

    9.8 GOVERNING LAW. This Agreement and the other Repurchase Documents and the rights and obligations of the parties under this Agreement and the other Repurchase Documents, shall be governed by, and construed and interpreted in accordance with, applicable Federal law.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             Capital Dimensions Venture Fund, Inc.


                             By:   /s/ Dean Pickerell
                                ----------------------------------------------
                                     Dean R. Pickerell
                                     President


                             U. S. Small Business Administration


                             By:   /s/ Wayne S. Foren
                                ----------------------------------------------
                                     Wayne S. Foren
                                     Associate Administrator for Investment

                                      Schedule I
                                        Liens

None

                                     Schedule II
                                     Indebtedness

None

                                     Schedule III


                           Non Qualified SSBIC Investments
                                 Post Reorganization
                                 as of March 31, 1993




                                                  Cost
                                                  ----

    American Star Software                     $75,776
    BI, Inc.                                 1,362,233
    Cardinal Health Systems, Inc               741,446
    Concourse Corporation                        8,397
    Micromedics                                 50,000
                                                ------

    Total                                   $2,237,852